SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT - February 22, 2013
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant's Certifying Accountant.

(a), (b) The Audit Committee of AK Steel Holding Corporation (the “Company”) recently completed a competitive process to determine what audit firm would serve as the Company's independent registered public accounting firm for the year ending December 31, 2013. On February 22, 2013, the Audit Committee determined to dismiss Deloitte & Touche LLP (“D&T”) as the Company's independent registered public accounting firm effective immediately following the Company's filing of its Annual Report on Form 10-K for the year ended December 31, 2012 (“2012 Form 10-K”).

The reports of D&T on the Company's consolidated financial statements as of and for the years ended December 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2011 and 2010, and through February 22, 2013, there were no (a) disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to D&T's satisfaction, would have caused D&T to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided D&T with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from D&T a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of D&T's letter dated February 28, 2013 is attached as Exhibit 16.1.

Contemporaneous with the determination to dismiss D&T, the Audit Committee engaged Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013, also to be effective immediately following the filing of the Company's 2012 Form 10-K.

During the years ended December 31, 2011 and 2010 and the subsequent interim period through February 22, 2013, the Company did not consult with Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibit:

		16.1	Letter of Deloitte & Touche LLP, dated February 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: February 28, 2013

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of Deloitte & Touche LLP, dated February 28, 2013.